EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the common stock of Surrozen, Inc. shall be filed on behalf of each of the undersigned and that this Joint Filing Agreement shall be filed as an exhibit to such Schedule 13G.

Dated: April 2, 2025

5AM Ventures VII, L.P.

By:

5AM Partners VII, LLC

its

General Partner

By:

/s/ Andrew J. Schwab

Name: Andrew J. Schwab

Title: Managing Member

5AM Partners VII, LLC

By:

/s/ Andrew J. Schwab

Name: Andrew J. Schwab

Title: Managing Member

/s/ Andrew J. Schwab

Andrew J. Schwab

/s/ Dr. Kush Parmar

Dr. Kush Parmar